Exhibit 99.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Flow International Corporation’s Voluntary Pension and Salary Deferral Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen D. Reichenbach, Principal Financial Officer of Flow International Corporation, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

        (1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/    STEPHEN D. REICHENBACH

Stephen D. Reichenbach

Principal Financial Officer

June 30, 2003